
<ARTICLE>5
<LEGEND>
This schedule contains summary financial information extracted from the OM
Group, Inc. Consolidated Balance Sheets at March 31, 1998 (Unaudited) and the OM
Group, Inc. Consolidated Statements of Income for the three months ended March
31, 1998 (Unaudited) and is qualified in its entirely by reference to such financial statements.
</LEGEND>
<MULTIPLIER>1,000

<PERIOD-TYPE>                     3-MOS
<FISCAL-YEAR-END>                 Dec-31-1998
<PERIOD-END>                      Mar-31-1998
<CASH>                            8,100
<SECURITIES>                      0
<RECEIVABLES>                     92,122
<ALLOWANCES>                      0
<INVENTORY>                       223,598
<CURRENT-ASSETS>                  339,207
<PP&E>                            249,463
<DEPRECIATION>                    78,816
<TOTAL-ASSETS>                    701,356
<CURRENT-LIABILITIES>             78,651
<BONDS>                           0
<PREFERRED-MANDATORY>             0
<PREFERRED>                       0
<COMMON>                          222
<OTHER-SE>                        189,281
<TOTAL-LIABILITY-AND-EQUITY>      701,356
<SALES>                           138,098
<TOTAL-REVENUES>                  138,098
<CGS>                             103,468
<TOTAL-COSTS>                     117,565
<OTHER-EXPENSES>                  (286)
<LOSS-PROVISION>                  0
<INTEREST-EXPENSE>                3,979
<INCOME-PRETAX>                   16,840
<INCOME-TAX>                      5,671
<INCOME-CONTINUING>               11,169
<DISCONTINUED>                    0
<EXTRAORDINARY>                   0
<CHANGES>                         0
<NET-INCOME>                      11,169
<EPS-PRIMARY>                     .51
<EPS-DILUTED>                     .49